Exhibit 99.2

Landmark Infrastructure Partners LP

Pro Forma Consolidated Financial Statements

(Unaudited)

Set forth below are the unaudited pro forma consolidated statements of operations for the six months ended June 30, 2018 and the year ended December 31, 2017 and the consolidated balance sheet as of June 30, 2018 (together with the notes to the unaudited pro forma consolidated financial statements, the “pro forma financial statements”), of Landmark Infrastructure Partners LP (together with its consolidated entities, the “Partnership,” “we,” “our” or “us”). The pro forma financial statements should be read in conjunction with our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and our Annual Report on Form 10-K for the year ended December 31, 2017, including the related financial statement notes.

On September 24, 2018, Landmark Infrastructure Operating Company LLC (“LMRK OpCo”), a consolidated subsidiary of the Partnership, completed the formation of a joint venture (the “JV”) with BAM BSIP WarehouseCo LLC (“Brookfield”), pursuant to which LMRK OpCo contributed 100% of its membership interest in LMRK Guarantor Co III LLC (“Guarantor Co”) to the JV, in exchange for a 50.01% membership interest in the JV and $65.5 million in cash (the “Transaction”). The Transaction does not represent a strategic shift in our operations.

The pro forma financial statements have been prepared as if the Transaction had occurred as of June 30, 2018, in the case of the pro forma consolidated balance sheet, and as if the Transaction had occurred on January 1, 2017, in the case of the pro forma consolidated statements of operations for the six months ended June 30, 2018 and the year ended December 31, 2017. The adjustments to our pro forma consolidated financial statements are based on available information and assumptions that our management considers appropriate. Our pro forma financial statements are presented for illustrative purposes only and do not purport to (1) represent our financial position that would have actually occurred had the Transaction occurred on June 30, 2018, (2) represent the results of our operations that would have actually occurred had the Transaction occurred on January 1, 2017 and (3) project our financial position or results of operations as of any future date or for any future period, as applicable.

The Partnership’s unaudited pro forma consolidated financial statements were prepared in accordance with Article 11 of Regulation S‑X, using the assumptions set forth in the notes to the unaudited pro forma consolidated financial statements. The Partnership’s unaudited pro forma consolidated financial statements also do not give effect to the potential impact of current financial conditions, any anticipated synergies, or operating efficiencies.

Landmark Infrastructure Partners LP

Pro Forma Consolidated Balance Sheet

As of June 30, 2018

(in thousands except unit data, unaudited)

	Landmark			Landmark
	Infrastructure	Pro Forma		Infrastructure
	Partners LP	Adjustments		Partners LP
	(A)	(B)		Pro Forma
Assets
Land	$124,816	$—		$124,816
Real property interests	668,252	(165,600)	(C)	502,652
Construction in progress	23,804	—		23,804
Total land and real property interests	816,872	(165,600)		651,272
Accumulated amortization real property interests	(44,870)	11,902		(32,968)
Land and net real property interests	772,002	(153,698)		618,304
Investments in receivables, net	20,101	—		20,101
Investment in unconsolidated joint venture	—	65,636	(D)	65,636
Cash and cash equivalents	9,767	5,000	(E)	14,767
Restricted cash	6,578	(783)	(C)	5,795
Rent receivables, net	3,446	—		3,446
Due from Landmark and affiliates	583	—		583
Deferred loan costs, net	2,671	—		2,671
Deferred rent receivable	4,059	—		4,059
Derivative assets	7,593	—		7,593
Other intangible assets, net	23,627	(2,604)	(C)	21,023
Assets held for sale (AHFS)	7,846	—		7,846
Other assets	4,563	—		4,563
Total assets	$862,836	$(86,449)		$776,387
Liabilities and equity
Revolving credit facility	$177,000	$(59,727)	(F)	$117,273
Secured notes, net	349,223	(122,272)	(C)	226,951
Accounts payable and accrued liabilities	12,039	(528)	(C)	11,511
Other intangible liabilities, net	13,146	(3,193)	(C)	9,953
Liabilities associated with AHFS	397	—		397
Prepaid rent	6,499	(1,489)	(C)	5,010
Total liabilities	558,304	(187,209)		371,095
Commitments and contingencies
Mezzanine equity
Series C cumulative redeemable convertible preferred units, 2,000,000 and zero units issued and outstanding at June 30, 2018 and December 31, 2017, respectively	47,534	—		47,534
Total partners' equity	256,797	100,760	(G)	357,557
Noncontrolling interests	201	—		201
Total equity	256,998	100,760		357,758
Total liabilities, mezzanine equity and equity	$862,836	$(86,449)		$776,387

Landmark Infrastructure Partners LP

Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2018

(in thousands except unit data, unaudited)

	Landmark			Landmark
	Infrastructure	Pro Forma		Infrastructure
	Partners LP	Adjustments		Partners LP
	(AA)	(BB)		Pro Forma
Revenue
Rental revenue	$32,491	$(6,837)	(CC)	$25,654
Expenses
Property operating	515	—		515
General and administrative	2,788	—		2,788
Acquisition-related	381	—		381
Amortization	8,255	(1,768)	(DD)	6,487
Impairments	103	—		103
Total expenses	12,042	(1,768)		10,274
Other income and expenses
Interest and other income	846	2,324	(EE)	3,170
Interest expense	(12,680)	1,817	(FF)	(10,863)
Unrealized gain on derivatives	4,434	—		4,434
Total other income and expenses	(7,400)	4,141		(3,259)
Income (loss) before income tax expense	13,049	(928)		12,121
Income tax expense	203	—		203
Net income (loss)	12,846	(928)		11,918
Less: Net income attributable to noncontrolling interest	12	—		12
Net income (loss) attributable to limited partners	12,834	(928)		11,906
Less: Distributions declared to preferred unitholders	(4,874)	—		(4,874)
Less: General partner's incentive distribution rights	(390)	—		(390)
Net income (loss) attributable to common and subordinated unitholders	$7,570	$(928)		$6,642
Net income (loss) per common and subordinated unit
Common units – basic	$0.33			$0.29
Common units – diluted	$0.31			$0.27
Subordinated units – basic and diluted	$(0.39)			$(0.44)
Weighted average common and subordinated units outstanding
Common units – basic	24,032			24,032
Common units – diluted	24,811			24,811
Subordinated units – basic and diluted	779			779

Landmark Infrastructure Partners LP

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2017

(in thousands except unit data, unaudited)

	Landmark			Landmark
	Infrastructure	Pro Forma		Infrastructure
	Partners LP	Adjustments		Partners LP
	(AA)	(BB)		Pro Forma
Revenue
Rental revenue	$52,625	$(12,221)	(CC)	$40,404
Expenses
Property operating	394	—		394
General and administrative	5,286	—		5,286
Acquisition-related	1,287	—		1,287
Amortization	13,537	(3,338)	(DD)	10,199
Impairments	848	—		848
Total expenses	21,352	(3,338)		18,014
Other income and expenses
Interest and other income	1,587	4,442	(EE)	6,029
Interest expense	(18,399)	2,815	(GG)	(15,584)
Unrealized gain on derivatives	1,675	—		1,675
Gain (loss) on sale of real property interests	(5)	—		(5)
Total other income and expenses	(15,142)	7,257		(7,885)
Income (loss) before income tax benefit	16,131	(1,626)		14,505
Income tax benefit	(3,145)	—		(3,145)
Net income (loss)	19,276	(1,626)		17,650
Less: Net income attributable to noncontrolling interest	19	—		19
Net income (loss) attributable to limited partners	19,257	(1,626)		17,631
Less: Distributions declared to preferred unitholders	(6,673)	—		(6,673)
Less: General partner's incentive distribution rights	(488)	—		(488)
Net income (loss) attributable to common and subordinated unitholders	$12,096	$(1,626)		$10,470
Net income per common and subordinated unit
Common units – basic	$0.54			$0.46
Common units – diluted	$0.53			$0.46
Subordinated units – basic and diluted	$0.50			$0.42
Weighted average common and subordinated units outstanding
Common units – basic	19,701			19,701
Common units – diluted	22,836			22,836
Subordinated units – basic and diluted	3,135			3,135

Landmark Infrastructure Partners LP

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(A)	Reflects the historical consolidated balance sheet of Landmark Infrastructure Partners LP as of June 30, 2018 as filed with the SEC on Form 10-Q for the quarter ended June 30, 2018.

(B)	The pro forma adjustments reflect the pro forma impact of the Transaction, which was completed on September 24, 2018.

(C)

Reflects the elimination of assets and liabilities, including the associated Secured Tenant Site Contract Revenue Notes, Series 2018-1 (the “2018 Secured Notes”) and cash held in reserve accounts attributable to the portfolio of assets contributed to the JV.

(D)	Reflects the Partnership’s 50.01% equity interest in the JV recorded at fair value.

(E)	Reflects receipt of cash consideration at the closing of the Transaction, net of cash expected to be used to pay down the Partnership’s revolving credit facility.

(F)	Reflects net proceeds from the Transaction expected to be used to pay down the Partnership’s revolving credit facility.

(G)

Reflects the estimated gain of approximately $101 million related to 100% of the portfolio of assets contributed to the JV arising from the Transaction as of September 24, 2018. This estimated gain has not been reflected in the pro forma consolidated statement of operations as it is considered to be nonrecurring in nature. No adjustments have been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the JV agreement.

(AA)	Reflects the historical consolidated statement of operations of Landmark Infrastructure Partners LP for the six months ended June 30, 2018 and for the year ended December 31, 2017.
(BB)	The pro forma adjustments reflect the formation of the JV for the six months ended June 30, 2018 and for the year ended December 31, 2017 as if the Transaction occurred on January 1, 2017.
(CC)	Reflects the elimination of revenue associated with the portfolio of assets contributed to the JV, including the amortization of above-market and below-market lease intangibles.
(DD)	Reflects the elimination of the amortization of real property interests and in-place lease intangibles contributed to the JV.
(EE)

Reflects the Partnership’s 50.01% equity interest in the income (loss) of the JV had the Transaction closed on January 1, 2017. Pro forma adjustments reflect historical interest expense incurred related to the secured notes. On June 6, 2018, the Partnership completed the issuance of the Class C, Class D and Class F Series 2018 Secured Notes in an aggregate principal amount of $125.4 million. The Class C, Class D and Class F 2018 Secured Notes bear interest at a fixed note rate per annum of 3.97%, 4.70% and 5.92%, respectively. The net proceeds from the 2018 Secured Notes were primarily used to pay down the revolving credit facility by $120.5 million.

(FF)

Reflects the elimination of the interest expense associated with the secured notes attributable to the portfolio of assets contributed to the JV. Additionally, reflects the reduction in interest expense due to the pay down of the Partnership’s revolving credit facility.

(GG)	Reflects the reduction in interest expense due to the pay down of the Partnership’s revolving credit facility.